Exhibit 10.16

CONSULTING AGREEMENT

          THIS AGREEMENT is entered into as of the 14th day of July, 2008 (the “Effective Date”) between CFO Medical Services, Inc. (“CFO”), of 1500 Pleasant Valley Way, Suite 301, West Orange, NJ 07052 and Steven G. Robbins, M.D. (“Consultant”) of 121 Overleigh Road, Bernardsville, NJ 07924.

          WHEREAS, a certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 21, 2008, has been entered into by and among ExamWorks, Inc. (“ExamWorks”), Exam Works NJ, LLC, CFO and certain shareholders of CFO set forth therein, including Consultant; and

          WHEREAS, CFO is engaged in the business of, among other things, providing administrative support and related non-medical services to physicians in connection with the provision by the physicians of certain independent medical examination (“IME”) for insurance companies, attorneys and other third parties (the “IC Services”) requesting such IC Services (“Clients”); and

          WHEREAS, CFO through its efforts and experience has established a network of Clients; and

          WHEREAS, CFO is also capable of coordinating the needs of Clients with physicians who are qualified and capable of providing the IC Services and is willing and able to make available its network of Clients to such physicians, and the IC Services of such physicians to its network of Clients; and

          WHEREAS, CFO intends to engage Consultant to provide certain Consulting Services (as defined below) to CFO, given Consultant’s experience and expertise in the operation and management of IME businesses, and Consultant intends to provide such Consulting Services to CFO.

          NOW, THEREFORE, in reliance on the foregoing representations, incorporated herein by this reference, CFO and Consultant, intending to be legally bound, and in consideration for the mutual promises set forth herein, the sufficiency of which is acknowledged, agree to the following terms and conditions:

          1. NATURE OF RELATIONSHIP. CFO engages Consultant to provide certain consulting services as further described below (“Consulting Services” or the “Services”) to CFO, Exam Works and other ME entities affiliated, directly or indirectly, with CFO or Exam Works (“Affiliates”), as may reasonably be requested by CFO or Exam Works, at such times and locations as shall be mutually convenient to the parties. The Consulting Services to be performed by Consultant hereunder shall include, but shall not be limited to:

                    (a) providing continuing strategic advice and counsel related to the business and other operational matters that Consultant was involved in while retained previously by CFO;

                    (b) assisting in an effective transition of CFO’s management responsibilities, operations, and customer and supplier relationships following the consummation of the merger under the Merger Agreement;

                    (c) assisting in the training of licensed physicians or other qualified medical personnel who provide IC Services to Clients generally with respect to such IC services; provided, however, that nothing herein shall be construed to permit or allow training with respect to professional medical services;

                    (d) providing continuing sales and marketing services, including leading of seminars and participating in sales meetings, on behalf of CFO, Exam Works and their Affiliates;

                    (e) providing advice and counsel related to the future acquisitions by Exam Works of other IME entities; and

                    (f) otherwise providing advice and counsel related to the business strategies of and assisting with the management and operations of CFO, Exam Works or their Affiliates.

          2. GOOD STANDING. Consultant agrees that he is duly licensed, board-certified, and in good standing as a physician in the states of New York and New Jersey.

          3. FEES. In exchange for the Consulting Services that Consultant shall provide CFO, Exam Works or their Affiliates pursuant to Section 1(b), Consultant shall be paid a consulting fee at an hourly rate of Five Hundred Dollars ($500) for Consulting Services actually and professionally performed by Consultant, to include travel time outside a thirty (30)-mile radius from CFO’s principal place of business at 1500 Pleasant Valley Way, West Orange, NJ 07052 in connection with the performance of such Consulting Services, which fee shall not exceed Four Thousand Dollars ($4,000) in any calendar day (“Consulting Fee”). The Consulting Fee shall be paid to Consultant on a monthly basis upon presentation of a monthly invoice detailing the time spent and the specific Consulting Services performed by Consultant during the preceding month. Consultant shall also be reimbursed for any reasonable out-of-pocket business expenses incurred by Consultant in connection with the performance of his Consulting Services; provided, however, that any out-of-pocket business expenses in excess of One Thousand Dollars ($1000) shall require prior approval by CFO or ExamWorks.

          4. INDEMNIFICATION/REMEDIES. (a) Consultant covenants and agrees to indemnify and hold harmless CFO, Clients, and all officers, directors, shareholders, members, employees, agents and representatives of CFO and the Clients (collectively, the “CFO Group”), from any against all liabilities, losses, claims, damages, causes of action, costs and expenses of any kind (including, without limitation, reasonable attorneys’ fees and related expenses) which result from, relate to, or arise in any way from (directly or indirectly) (i) negligent acts or omissions in connection with Consultant’s performance under this Agreement, (ii) any breach by Consultant of the terms and conditions of this Agreement, and/or (iii) any negligence, intentional wrongdoing or bad faith on the part of Consultant. In the event any action, suit or proceeding is brought against any member of the CFO Group and Consultant is required to provide indemnification pursuant to and in accordance with this Paragraph 4, then Consultant shall, at the option of Consultant, either (i) engage attorneys approved by CFO or its insurance carrier to defend such member or members, as the case may be, of the CFO Group, or (ii) reimburse such member or members, as the case may be, of the CFO Group for the reasonable fees and expenses of legal counsel engaged directly by such member or members, as the case may be, of the CFO Group. In the event that any penalties are imposed on any member of the CFO Group by an appropriate regulatory body as the result of the negligence, wrongdoing or bad faith of Consultant, Consultant shall indemnify the CFO Group for any penalties imposed on any member or members, as the case may be, of the CFO Group. Consultant acknowledges and agrees that monetary damages would be inadequate to compensate CFO for any breach or threatened breach by Consultant of its covenants and agreements set forth in this Agreement. Accordingly, Consultant further acknowledges and agrees that any such breach or threatened breach will cause irreparable injury to CFO and that, in addition to any other remedies that may be available, in law, in equity or otherwise, CFO shall be entitled to obtain injunctive relief, including without limitation, a preliminary injunction and/or temporary restraining order, against the breach or threatened breach of the provisions of this Agreement or the continuation of any such breach.

          5. CONDUCT. The parties shall conduct themselves, at all times, in accordance with the highest standards of conduct and responsibility applicable to this industry and the Services to be provided by consultant hereunder.

          6. INDEPENDENT CONTRACTOR.

                    (a) The parties agree and acknowledge that the business of CFO is that of arranging and facilitating (by, for example, providing marketing, contracting, scheduling, report transcription, office examination space and equipment, billing and other necessary administrative and non-medical support services) for licensed physicians or other qualified medical personnel to perform independent medical examinations and related services (including, without limitation, physical examinations, review of medical records, radiology reviews, appearing and testifying as expert witness in legal proceedings, assisting in legal discovery and medical consulting) for insurance companies, attorneys and other third parties to examine, validate, independently review and evaluate, as the case may be, workers compensation, liability, personal injury and disability claims of persons. The practice of medicine shall always be specifically reserved to and shall be performed only by licensed physicians and is specifically not part of CFO’s business.

                    (b) The parties are independent contractors to each other under this Agreement and each recognize and acknowledge that there is no employer/employee or principal/agent relationship between Consultant and CFO and that this is not a joint venture, partnership or the like between Consultant and CFO.

                    (c) Except as may be required by taxing authorities for backup withholding tax, CFO will not withhold from any amounts to be paid over to Consultant hereunder any of the following: FICA (Social Security), federal unemployment insurance, state or federal income taxes, state disability insurance, state unemployment insurance, workers’ compensation insurance charges or premiums, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant (“Withholdings”). Consultant shall not be entitled to any benefits afforded to employees of CFO (“Benefits”). Each and every one of such Withholdings and Benefits, if any, are the sole responsibility of Consultant. Consultant shall indemnify and hold CFO harmless from and against any and all liability to any federal or state authority relating to the withholding and benefits, attributed solely to any income paid to Consultant pursuant to this Agreement. In the event the United States Internal Revenue Services should question or challenge the independent contractor status of the parties under this Agreement, the parties hereto mutually agree that both parties shall have the right to participate in any discussion or negotiation occurring with the Internal Revenue Services, even if said party did not initiate such discussions or negotiations and each shall notify the other, in advance, of any planned meeting or discussion.

                    (d) Consultant and CFO shall each be solely and independently responsible for (i) their own employment obligations, and (ii) the acts or omissions of their employees.

          7. CONFIDENTIALITY. (a) Consultant acknowledges and agrees that any and all records and other documents received or generated in connection with this Agreement and the Services performed hereunder, (i) shall remain and be treated as the confidential property of the Client (subject to laws relating to medical records, as applicable), and (ii) shall not be used at any time by Consultant in any way adverse to CFO or the Client’s interests. Any such information will not be used by Consultant for any purpose other than as expressly set forth in this Agreement, or disclosed to any other person except: [1] as permitted in this Agreement or [2] as required by federal, state and local laws and regulations.

                    (b) Consultant acknowledges that CFO has proprietary and privacy interests in (i) CFO’s Client relationship(s) and (ii) CFO’s records and information, including without limitation CFO’s medical and professional data, computer systems, pricing, methods of doing business with CFO’s Clients, CFO’s Client contacts, software, and other confidential information (including without limitation this Agreement). Consultant agrees that any such records or information to which Consultant has had previous access to and shall have access to pursuant to this Agreement [1] shall remain and be treated at all times as the confidential property of CFO, and [2] shall not be used at any time by Consultant in any way adverse to CFO’s interests. Any such information will not be used by Consultant for any purpose other than as expressly set forth in this Agreement, or disclosed to any other person except: [aa] as permitted in this Agreement or [bb] as required by federal, state and local laws and regulations.

                    (c) The parties agree that all aspects of this Agreement are confidential and that the terms shall not be disclosed to any person, firm or entity whatsoever except as may be required by law, by a Court, or as necessary to carry out the terms of this Agreement.

                    (d) This Paragraph 7 shall survive the termination or expiration of this Agreement for any reason.

          8. HIPAA. (a) Each party covenants and agrees to maintain the confidentiality of all patient medical records and patient health information in compliance with applicable federal, state and local laws and regulations, including but not limited to, the requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its accompanying regulations.

                    (b) Consultant agrees that if CFO, within its sole discretion, determines that it qualifies as a “business associate” of CFO’s clients, as defined by the HIPAA Privacy Rules (45 C.F.R. §164.500 et seq.). Consultant shall similarly enter into and abide by the terms of the “HIPAA Addendum” attached hereto as Schedule A.

          9. USE OF NAME. Consultant agrees that except as needed to perform Services requested of Consultant under the terms of this Agreement, Consultant shall not utilize CFO’s name or the name of any successor or related corporation or entity, whether owned by CFO in whole or in part or by any of the Shareholders of CFO in whole or in part. This Paragraph shall survive the termination or expiration of this Agreement for any reason.

          10. NON-SOLICITATION. (a) Consultant will not, during the term of this Agreement and for an additional three years (3) thereafter, solicit CFO’s employees or medical professionals associated with CFO for the benefit of either Consultant or any other individual or entity.

                    (b) If a court should hold that any time frame specified herein is unreasonable, the court may prescribe a duration that is reasonable, and the parties agree to accept such a determination.

                    (c) This Paragraph shall survive the termination or expiration of this Agreement for any reason.

          11. NON-DISPARAGEMENT. The parties agree as of the Effective Date of this Agreement and continuing thereafter, not to directly or indirectly disparage each other in any way whatsoever. This Paragraph shall survive the termination or expiration of this Agreement for any reason.

          12. BREACH OF AGREEMENT. In the event of an actual or threatened breach by either party of Paragraphs 7, 8, 9, 10 or 11 of this Agreement, the breaching party shall be responsible for all legal fees and costs incurred by the other party for any legal action brought by it to enforce those provisions.

          13. NOTIFICATION OF CHANGE OF STATUS. Consultant will promptly notify CFO if his/her license as a physician in the state of New York or New Jersey is suspended or revoked.

          14. GOVERNANCE. This Agreement shall be governed by, and construed, in accordance with the laws of the State of New Jersey. It shall also be governed by federal and state regulations relating to the privacy of health care information, with which each party represents and warrants that it is and shall remain in compliance. The parties consent to the filing of an action in, and hereby personally submit to jurisdiction of, the state or federal courts located in the State of New Jersey and further agree that such courts shall be exclusive courts of jurisdiction and venue for any litigation which the parties may file.

          15. DISPUTES. (a) Except as may be necessary to enforce the provisions of Paragraphs 7, 8, 9, 10 or 11 by temporary injunction, permanent injunction or other equitable relief, any controversy or claim arising out of, or relating to, this Agreement or the breach thereof, any dispute between CFO and Consultant relating to or arising from this Agreement, or any of its covenants, terms or conditions, or its enforcement, validity or interpretation, such dispute shall be subject to confidential binding arbitration in lieu of judicial process. The arbitration shall be conducted exclusively in Livingston or West Orange, New Jersey, at such location as the parties shall designate within fifteen (15) days of the filing of the demand for arbitration. Arbitration shall be conducted pursuant to the commercial rules of the American Arbitration Association (“AAA”); using a mutually-selected (or failing same, AAA-designated) arbitrator who is knowledgeable and experienced in the area of providing health care services. The cost of such proceedings shall be paid for equally by both parties, except that the parties shall pay their own attorneys fees, expert fees, and other costs unless otherwise provided in this Agreement.

                    (b) Notwithstanding the foregoing, (i) the parties may seek emergent or other judicial relief to enforce Paragraphs 7, 8, 9, 10 or 11 hereof; and (ii) either party hereto may seek emergent judicial relief to preserve the status quo pending arbitration or enjoin an incorrectly venued arbitration. The state and federal courts of New Jersey sitting in the County of Essex, New Jersey (“NJ Courts”) shall have exclusive jurisdiction to hear such matters.

                    (c) Subject to the provisions above, each party irrevocably (i) submits to the personal jurisdiction of NJ Courts with respect to matters arising out of or relating hereto; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in NJ Courts; and (iii) waives the defense of an inconvenient forum.

                    (d) Any proceedings to enforce, vacate, modify, enjoin, or otherwise affect any arbitration award or arbitration proceeding shall be brought exclusively in New Jersey. Once that arbitration award is reduced to a judicial judgment in New Jersey, any such judgment may be enforced anywhere in the world by any judicial or other tribunal. The prevailing party in any action mentioned in this paragraph shall be entitled to costs and reasonable attorney’s fees incurred (i) in any such action or proceeding and (ii) in any further collection efforts.

                    (e) In the event any provision of this Agreement is declared void or unenforceable by a NJ Court, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          16. TERM. (a) This Agreement commences on the Effective Date of this Agreement and will remain in effect for a term of three (3) years (such term, the “Initial Term” and each such year, a “Term Year”), and will be deemed automatically renewed from year to year for a “Term Year” unless and until cancelled pursuant to Paragraph 16(b) or (c) of this Agreement.

                    (b) This Agreement may be terminated at any time with or without cause upon not fewer than sixty (60) days’ written notice (i) by Consultant during the Initial Term and (ii) upon renewal of the Initial Term, by either party at any time thereafter.

                    (c) This Agreement shall automatically terminate, at the election of CFO, upon the occurrence of one or more of the following events: (i) Consultant’s license to practice medicine in any jurisdiction is revoked, suspended or limited for a period in excess of thirty (30) days; (ii) Consultant’s medical staff privileges at any health care institution are terminated, suspended or limited, voluntarily or involuntarily, for a period in excess of thirty (30) days; (iii) Consultant’s material breach of any term, covenant or condition of this Agreement; (iv) Consultant’s failure to discharge Consultant’s duties to the reasonable satisfaction of CFO; (v) Consultant is found guilty of a crime of moral turpitude; (vi) Consultant’s participation in any dishonest act involving the assets of CFO, whether or not of a criminal nature; (vii) the involuntary or voluntary liquidation of CFO, the appointment of a receiver for CFO, or the assignment of this Agreement for the benefit of creditors; (viii) the death of Consultant; or (ix) Consultant’s inability to work with other independent contractors or employees of CFO, which inability shall be determined in the sole discretion of CFO.

          17. HEADINGS. The headings of this Agreement shall have no legal significance and are used solely for the identification of particular paragraphs.

          18. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties, superseding all other writings and all oral discussions, agreements or negotiations, other than with respect to the Merger Agreement and any Company Ancillary Documents (as defined in the Merger Agreement).

          19. MODIFICATION. This Agreement may only be modified or waived in writing; there shall be no waiver or modification by conduct.

          20. NOTICE. Any notice or other communication by either party to the other shall be in writing and shall be given, and be deemed to have been given if either delivered personally or mailed, postage prepaid, registered or certified mail, addressed as follows:

To CFO:	CFO Medical Services, Inc.
c/o Exam Works, Inc., Attn: Michael J. Bendit
1500 Pleasant Valley Way, Suite 301
West Orange, NJ 07052

To Consultant	Steven G. Robbins, M.D.
121 Overleigh Road
Bernardsville, NJ 07924

          21. WAIVER. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to enforce that term or any other term of this Agreement.

          22. CONFIDENTIALITY. The parties hereto agree that all aspects of this Agreement are confidential and that such terms shall not be disclosed to any person, firm or entity whatsoever except as may be required by law, by a court, or as necessary to carry out the terms of this Agreement.

          23. EXHIBITS AND/OR SCHEDULES. Each exhibit and/or schedule to this Agreement shall be considered a part hereof as if set forth in the body of this Agreement in full.

          24. COUNTERPART AS ORIGINAL: FACSIMILE SIGNATURES. This Agreement may be executed in one or more counter parts, and each such executed counterpart shall be considered as original. Facsimile signatures shall be binding and shall be deemed as original signatures.

          25. SEVERABILITY. This Agreement is intended to perform in accordance with and only to the extent permitted by all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person, entity, or circumstance is found, for any reason or to any extent to be invalid or unenforceable, the remainder of this Agreement and the application hereof to any person, entity, or circumstance shall not be affected thereby, but rather the remainder of this Agreement shall be enforced to the greatest extent permitted by law.

          26. INTERPRETATION. It is specifically understood and agreed by and between the parties that this Agreement is the result of negotiations between the parties. Accordingly, it is understood and agreed that all parties shall be deemed to have drawn these documents and there shall be no negative inference from the language of this Agreement by any fact finders as against any party.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

WITNESS:		CONSULTANT

/s/ Greg Decter		/s/ Steven G. Robbins, M.D.

Name: Greg Decter	Name:	Steven G. Robbins, M.D.

ATTEST:		CFO MEDICAL SERVICES, INC.

/s/ Greg Decter	By:	/s/ Pauline Murano

Name: Greg Decter		Name: Pauline Murano
Title: VP Operations		Title: General Manager

(Signature Page to Consulting Agreement)

SCHEDULE A

HIPAA ADDENDUM

See attached.

HIPAA ADDENDUM

          THIS ADDENDUM shall modify and supplement the Agreement by and between CFO Medical Services, Inc. (“CFO” or “Business Associate”) and Edward M. Decter, M.D. (“IC” or “Subcontractor”) (collectively referred to as the “Parties”) entered into on July 14, 2008 (the “Agreement”). This Addendum incorporates by reference the Agreement and any and all Schedules executed by CFO.

          WHEREAS, the Federal government, pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), has promulgated privacy regulations relating to the use, storage, transmission, and disclosure of patients’ private health information (45 C.F.R. §164. Parts 160 and 164)(referred to herein as the “Privacy Regulations”); and

          WHEREAS, CFO, as a business associate, may be required to protect the privacy and confidentiality of health information by adhering to certain restrictions and conditions; and

          WHEREAS, the Privacy Regulations require business associates to ensure that any agent to whom it provides protected health information agrees to the same restrictions and conditions.

          NOW, THEREFORE, intending to be legally bound hereto, the Parties hereby agree as follows:

Section 1.	DEFINITIONS.

          1.1 Definition. Terms used but not otherwise defined in this Addendum shall have the same meaning as those terms in the Privacy Regulations.

          1.2 “Protected Health Information”. The term “Protected Health Information” (“PHI”) shall mean information that (i) is created or received by the Covered Entity, (ii) relates to the past, present, or future physical or mental condition of an individual, the provision of health care to an individual, or the payment for the provision of health care to an individual, and (iii) either identifies an individual or there is a reasonable basis to believe that it could be used to identify an individual.

Section 2.	PERMITTED USES AND DISCLOSURES OF PROTECTED HEALTH INFORMATION.

          2.1 Compliance. The parties agree to comply with the relevant Privacy Regulations as may be modified from time to time.

          2.2 Permitted Uses and Disclosures. Except as otherwise limited in the Agreement and/or this Addendum, or otherwise prohibited or limited by any applicable law, rule or regulation, IC may use or disclose PHI to perform functions, activities or services for, or on behalf of, CFO as specified herein, provided that such use or disclosure (i) involves only the minimum amount of such PHI as is necessary for such performance; and (ii) would not violate the Privacy Regulations if done by a Covered Entity.

          Except as otherwise set forth herein, IC may disclose PHI for the purpose of its proper management and administration, provided that disclosures are required by law, or IC obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies IC of any instances of which it is aware in which the confidentiality of the information has been breached.

Section 3.	RESPONSIBILITIES OF THE PARTIES WITH RESPECT TO PHI.

          3.1 Obligations and Activities of IC.

                    (a) IC agrees not to use or disclose PHI other than as permitted or required herein or as required by law.

                    (b) IC agrees to use appropriate safeguards to prevent the use or disclosure of PHI other than as provided for herein.

                    (c) IC agrees to mitigate, to the extent practicable, any harmful effect that is known to IC of a use or disclosure of PHI by IC or its employees or agents in violation of the requirements of this Addendum.

                    (d) IC agrees to immediately report to CFO any use or disclosure of PHI not provided for by this Addendum of which it becomes aware.

                    (e) IC agrees to ensure that any agent, including a subcontractor, to whom it provides PHI received from, or created or received by IC on behalf of CFO, agrees to the same restrictions and conditions that apply through this Addendum to IC with respect to such information.

                    (f) IC agrees to provide access, at the request of CFO, and in the time and manner as reasonably directed by CFO, to PHI in a Designated Record Set (as such term is defined by HIPAA), to CFO, or as directed by CFO to an individual, in order to meet the requirements under 45 C.F.R. §164.524.

                    (g) IC agrees to make any amendments to PHI in a Designated Record Set that CFO directs or agrees pursuant to 45 C.F.R. §164.526, at the request of CFO or an individual, and in the time and manner as reasonably directed by CFO.

                    (h) IC agrees to document and make available to CFO, in a time and manner as reasonably directed by CFO, information required to provide an accounting of disclosures in accordance with 45 C.F.R. §164.528.

                    (i) IC agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by IC on behalf of CFO, available to CFO or to the Secretary of the Department of Health and Human Services (the “Secretary”), in a time and manner as reasonably directed by CFO.

          3.2 Obligations of CFO.

                    (a) CFO shall notify IC of any changes in, or revocation of, permission by an individual to use or disclose PHI, to the extent that such changes may affect IC’s use or disclosure of PHI.

                    (b) CFO shall notify IC of any restriction to the use or disclosure of PHI in accordance with 45 C.F.R. §164.522, to the extent that such restriction may affect IC’s use or disclosure of PHI.

Section 4.	Term and Termination.

          4.1 Term. This Addendum shall become effective as of the date first set forth above and shall continue in effect until otherwise terminated in accordance with this Section 4.

          4.2 Termination by CFO. Upon CFO’s knowledge of a material breach by IC or its employees or agents of the provisions of this Addendum, CFO shall either:

(i)	Provide an opportunity for IC to cure the breach or end the violation; or

(ii)	Immediately terminate the Agreement and this Addendum.

          4.3 Automatic Termination. This Addendum will automatically terminate without any further action of the Parties upon the termination or expiration of (i) the Agreement between the Parties, or (ii) the Privacy Regulations; or in the event CFO determines that it no longer qualifies as a business associate.

          4.4 Obligations of the IC upon Termination or Non-Renewal.

                    (a) Return or Destruction. Upon the termination or non-renewal of the Agreement and/or Addendum for any reason, IC agrees to return or destroy, at CFO’s election, all PHI received from, or created or received by, the IC on behalf of CFO that IC still maintains in any form, and shall retain no copies of such PHI.

                    (b) Non-Return or Destruction. If CFO agrees that it is not feasible for IC to return or destroy the PHI upon the termination or non-renewal of the Agreement and/or Addendum for any reason IC agrees to extend indefinitely any and all protections, limitations and restrictions contained in this Addendum to its use and/or disclosure of any PHI.

                    (c) The provisions of this Section 4.4 under this Addendum shall survive the termination or non-renewal of the Agreement and/or Addendum, for any reason.

Section 5.	Miscellaneous.

          5.1 Effect on Agreement. In the event of conflict between this Addendum and the Agreement, this Addendum shall prevail. Except as otherwise defined herein, words and phrases defined in the Agreement shall continue to have the meanings ascribed to them in the Agreement. All other terms, conditions and covenants set forth in the Agreement and not expressly modified herein shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

WITNESS:		IC

/s/ Greg Decter		/s/ Steven G. Robbins

Name: Greg Decter	Name:	Steven G. Robbins, M.D.

ATTEST:		CFO MEDICAL SERVICES, INC.

/s/ Greg Decter		/s/ Pauline Murano

Name: Greg Decter		Name: Pauline Murano
Title: VP Operations		Title: General Manager

(Signature Page to HIPAA Addendum Consulting Agreement)